© 2016 Textura Corporation Oracle Buys Textura Adds Leading Construction Contracts and Payment Management Cloud Services to the Oracle Engineering and Construction Industry Cloud Platform April 28, 2016

© 2016 Textura Corporation Use of Forward Looking Statements Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this documents include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer contemplated by the transaction (the “Offer”); the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our other reports we file with the SEC, as well as the tender offer documents to be filed by Oracle, OC Acquisition LLC and Textura Corporation, and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement. Additional Information The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, by Oracle, OC Acquisition LLC and Textura Corporation will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Those materials and all other documents filed by the Company, by Oracle, OC Acquisition LLC and Textura Corporation with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to ir@texturacorp.com.

© 2016 Textura Corporation The Announcement Oracle buys Textura • Adds leading construction contracts and payment management cloud services to the Oracle Engineering and Construction Industry Cloud platform About Textura • Provides construction contracts and payment management cloud services that process $3.4 billion in payments for over 6,000 projects each month, helping keep projects on time and under budget while reducing risk for developers, contractors, and subcontractors • Textura offers its cloud services in a consumption model preferred by the engineering and construction industry whereby the companies involved pay based on project activity • Usage of Textura’s cloud services creates a network effect that benefits all participants as more than 85,000 general and subcontractors are connected to the platform Oracle Primavera and Textura will form the Oracle Engineering and Construction Global Business Unit offering a comprehensive project control and execution platform that manages all phases of engineering and construction projects • Oracle Primavera offers a complete suite of solutions for project, cost, time and risk management that have been completely re-architected for the Cloud that are growing rapidly as construction and engineering companies embrace digital transformation • Textura provides critical tools that improve financial performance and mitigate risk across the construction project lifecycle from pre-construction design to project close out and payment • The combination of Oracle Engineering and Construction and Textura will enable engineering and construction organizations to plan, build and operate critical assets and help deliver successful project outcomes

© 2016 Textura Corporation Lack of Automation in Global Construction Industry Leads to Cost Overruns and Reduced Productivity 1 Source: “Global Construction 2030, A Global Forecast for the Construction Industry to 2030,” November 2015 2 Source Project Management Institute, “Pulse of the Profession 2015: The High Cost of Low Performance,” February 2015 3 Source: JBKnowledge “4th Annual Construction Technology Report,” 2015 By 2030, commercial construction will generate 15% of the world’s GDP1, yet onboarding of and payments between property developers, contractors and subcontractors remains painstakingly manual • Complex network strains project management • Manual processes increase risks and slow payments • Inefficient resource allocation causes cost overruns $17.5 Trillion Industry Annual Construction Spending Expected by 20301 With Very Little Automation to Help Contractors invest 80% less than that of an average business on IT3 Wasting 10% of Every Dollar Spent Over 10% of Investments in Projects and Programs Results in Wasted Costs2

© 2016 Textura Corporation Complex Construction Projects with Dozens of Stakeholders Need Automation and Transparency to Manage Workflows Property Developers General Contractors Sub-Contractors Suppliers Digital Document Controls Timely and Accurate Payments Efficient Resource Management Connected Project Teams

© 2016 Textura Corporation Textura Standardizes and Automates Vendor Payment, Compliance Documentation and Lien Waiver Exchange Replace manual processes with efficiency and accuracy Efficiently Manage Pre-Construction Project Execution Automate Invoicing and Payments Optimize project performance with time, cost and resource management Improve accuracy and project governance and compliance

© 2016 Textura Corporation Textura Helps Enable the Construction Industry to Better Manage Risk and Improve Financial Performance • Optimize payment processes linked to project execution and contract conditions • Manage and control cash flow • Ensure regulatory compliance Minimize Financial and Compliance Risks • Cloud deployments to increase adoption across all stakeholders • Reduce design and construction conflicts, rebids, and rework with transparent workflows Increase Operational Productivity And Efficiency $3.4+ Billion in subcontractor payments processed / month 25,000+ projects run on platform, 6,000+ projects today 85,000 subcontractor organizations which have used CPM $135+ billion subcontractor payments processed 5 million electronically signed lien waivers * *Pending

Modern Property Developers and Contractors Run Textura's Innovative Cloud Solutions

PCL Construction

Clayco

Robins & Morton

The Yates Companies

Walbridge

Equity Residential

Coastal Construction Group

Ryan Companies

Regency Centers

Nearly two-thirds
of Engineering News-Record's Top 25 Run Textura[1]

Nearly 50%
of Engineering News-Record's Top 100 Run Textura[1]

Hy-Vee

Tutor Perini

Layton Construction

Clark Construction

Sundt Construction

Messer Construction

Turnberry Associates

MB Real Estate Services

Webcor Builders

Property Developers
General Contractors

© 2016 Textura Corporation

[1] Source: Based on "2015 ENR Top 400 Contractors"
* Customer information provided by Textura

© 2016 Textura Corporation Case Study: Layton Construction Doubled Project Volume and Automated Lien Waiver Exchange for Payment * Customer information provided by Textura

© 2016 Textura Corporation Case Study: Pankow Yielded Six-Figure Savings and Transformed Payment Management Activities * Customer information provided by Textura

© 2016 Textura Corporation Case Study: Hy-Vee Reduced Costs by Six Figures while Improving Project Outcomes * Customer information provided by Textura

© 2016 Textura Corporation The Oracle Engineering and Construction and Textura Cloud Solutions Will Help Construction Businesses Scale * *Pending Oracle Textura

© 2016 Textura Corporation